UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2013

OCLARO, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-30684	20-1303994
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

2560 Junction Avenue, San Jose, California 95134

(Address of principal executive offices, zip code)

(408) 383-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Oclaro, Inc., a Delaware corporation (the “Parent”), is a party to the Second Amended and Restated Credit Agreement, dated as of November 2, 2012 (as amended, the “Credit Agreement”), among the Parent, Oclaro Technology Limited, a company incorporated under the laws of England and Wales (the “Borrower”), each lender party thereto (the “Lenders”) and Wells Fargo Capital Finance, Inc., a California corporation (the “Agent”), as administrative agent for the Lenders.

On August 21, 2013, the Parent, the Borrower, the Lenders and the Agent entered into Waiver and Amendment Number Three to the Credit Agreement (the “Amendment”), which amended the Credit Agreement in pertinent part by: (i) extending the date by which the Borrower shall have consummated one or more asset sales with a minimum threshold of net proceeds as set forth in the Amendment; (ii) eliminating the mandatory reduction of the revolving credit facility upon the consummation of the asset sales described in (i) above; and (iii) adding a covenant that the Borrower is required to maintain liquidity of at least $45 million at all times (liquidity being the sum of the Borrower’s excess availability under the revolving credit facility plus the lesser of $25 million and qualified cash balances). If any event of default were to occur, including a failure to comply with the covenant regarding asset sales described above, such an event of default would (unless waived by the Lenders) entitle the Lenders, upon notice to the Borrower and the Parent, to declare all amounts owing under the Credit Agreement, immediately due and payable. No changes were made to the interest rates or commitment fees payable under the revolving credit facility. The Borrower paid the lenders an amendment fee of $650,000.

The obligations of the Borrower under the Credit Agreement are guaranteed by the Parent and all significant subsidiaries of the Parent and the Borrower (collectively, the “Guarantors”), and are secured, pursuant to two security agreements by substantially all of the assets of the Borrower and the Guarantors, including a pledge of the capital stock holdings of the Borrower and certain Guarantors in their direct subsidiaries.

Borrowings made under the Credit Agreement are subject to the terms and conditions of the Credit Agreement, as described in the Current Reports on Form 8-K filed by Parent with the Securities and Exchange Commission on November 5, 2012 and January 29, 2013, and in the Quarterly Report on Form 10-Q filed by Parent with the Securities and Exchange Commission on May 9, 2013, as such terms and conditions have been amended by the Amendment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under An Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein in its entirety.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.

Date: August 27, 2013	By:	/s/ Jerry Turin
Jerry Turin
Chief Financial Officer